Exhibit 99.6

FROST & SULLIVAN	Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

Date: November 22, 2024

Waton Financial Limited
Suites 3605-06, 36th Floor,
Tower 6,The Gateway,
Harbour City, Tsim Sha Tsui,
Kowloon, Hong Kong

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Waton Financial Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the Company’s proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Independent Market Study of Global B2B Fintech Service in the Securities Brokerage Market” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully,
For and on behalf of
Frost & Sullivan Limited

/s/ Charles Lau
Name:	Charles Lau
Title:	Executive Director